Exhibit 5.1

Westward Law, llc	3273 E. Warm Springs Las Vegas, NV 89120

Telephone: 702-595-8005
Email: keavery@westwardlaw.com

August 1, 2023

Esports Entertainment Group, Inc.

Block 6, Triq Paceville

St. Julians, Malta, STJ 3109

Re: Esports Entertainment Group, Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as Nevada corporate counsel for Esports Entertainment Group, Inc., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-1, as amended (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Act”) the sale of 22,371,364 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”); pre-funded warrants to purchase up to 22,371,364 shares of Common Stock (the “Pre-Funded Warrants”); warrants to purchase up to 22,371,364 shares of Common Stock (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”); and up to 44,742,728 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of the Pre-Funded Warrants. The Shares, Warrants and Warrant Shares are to be sold pursuant to that certain Placement Agency Agreement, by and among the Company and the Placement Agent named therein, attached as an exhibit to the Registration Statement.

This opinion is being rendered in connection with the filing of the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, officer’s certificates, and such other instruments, obtained for this opinion as well as prior opinions, as we have deemed necessary or advisable for the purpose of rendering this opinion. In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, the truth of representations made by officers of the Company and the authenticity of the originals of all documents.

As to matters of fact material to this opinion, we have relied to the extent we deemed reasonably appropriate upon current and past representations or certificates of officers or directors of the Company we have received, without independently verifying the accuracy of such documents, records and instruments.

Our opinion herein is expressed solely with respect to the corporate laws of the State of Nevada. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any other federal or state securities law, rule or regulation.

Esports Entertainment Group, Inc.

August 1, 2023

On the basis of the foregoing, and in reliance thereon, we are of the opinion that, as of the date hereof, when the Shares, Warrants and Warrant Shares have been issued as contemplated by the Placement Agency Agreement: (i) the Shares shall be duly and validly issued, fully paid and non-assessable, and (ii) the Warrant Shares shall have been duly authorized and reserved for issuance pursuant to the terms of the Warrants and, when issued and delivered upon the exercise of the Warrants and against payment of the consideration set forth therein, will be duly and validly issued, fully paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to the Company’s Registration Statement referenced above, and further consent to the reference of our name under the caption “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving this consent, we believe, but do not hereby guarantee or admit, that we are “experts” within the meaning of such term as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission with respect to any part of the Registration Statement or related Prospectus, nor do we guarantee or admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ WESTWARD LAW, LLC